EXHIBIT 32.1
In accordance with Exchange Act Rules 13a-14(f) and 15d-14(f), this certification does not relate to Interactive Data Files as defined in Rule 11 of Regulation S-T.
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 of The PNC Financial Services Group, Inc. (Corporation) as filed with the Securities and Exchange Commission on the date hereof (Report), I, William S. Demchak, Chairman, President and Chief Executive Officer of the Corporation, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:
(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation for the dates and periods covered by the Report.
This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer of the Corporation with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be used by any person or for any reason other than as specifically required by law.

/s/ William S. Demchak
William S. Demchak
Chairman, President and Chief Executive Officer
August 6, 2021